SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12
PERFORMANT FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-1 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Performant Financial Corporation
333 North Canyons Parkway
Livermore, California 94551
Dear Stockholder:
You are cordially invited to attend Performant Financial Corporation’s 2014 Annual Meeting of Stockholders on Monday, May 5, 2014. The Annual Meeting will begin promptly at 3:00 p.m., P.D.T., at the Le Meridien Hotel located at 333 Battery Street, San Francisco, California 94111.
The formal Notice of the Annual Meeting of Stockholders and the Proxy Statement have been provided as part of this invitation.
It is important that your shares be represented and voted at the meeting, regardless of the size of your holdings. Accordingly, please promptly mark, sign and date the enclosed proxy and return it in the enclosed envelope, whether or not you intend to be present at the Annual Meeting of Stockholders. Your shares cannot be voted unless you sign, date and return the enclosed proxy, submit your proxy by telephone or the internet, or attend the Annual Meeting in person.
A copy of the Company’s 2013 Annual Report to stockholders is also enclosed.
I look forward to seeing you on May 5, 2014.

Sincerely,

/s/ Lisa C. Im
Lisa C. Im
Chief Executive Officer

PERFORMANT FINANCIAL CORPORATION
333 North Canyons Parkway
Livermore, California 94551

Notice of Annual Meeting of Stockholders
to be held May 5, 2014

To the Stockholders of Performant Financial Corporation:
The 2014 Annual Meeting of Stockholders of Performant Financial Corporation, a Delaware corporation (the “Company”), will be held at the Le Meridien Hotel located at 333 Battery Street, San Francisco, California 94111, on Monday, May 5, 2014, at 3:00 p.m., P.D.T. We are holding the Annual Meeting to:

•	Elect two Class II directors to serve until the 2017 Annual Meeting of Stockholders or until their successors are elected and qualified; and

•	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2014.
We also will transact any other business that may properly come before the Annual Meeting or at any adjournments or postponements of the Annual Meeting.
We have selected March 17, 2014, as the record date for determining the stockholders entitled to notice of the Annual Meeting and to vote at the Annual Meeting and at any adjournments or postponements thereof.

By Order of the Board of Directors

/s/ Hakan Orvell
Hakan Orvell
Secretary and Chief Financial Officer
March 28, 2014
YOUR VOTE IS VERY IMPORTANT
Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to vote and submit your proxy. You may vote over the internet, by telephone or by mail. Please review the instructions under the section entitled “How do I vote my shares?” of the attached proxy statement regarding each of these voting options.

PERFORMANT FINANCIAL CORPORATION
333 North Canyons Parkway
Livermore, California 94551

PROXY STATEMENT

Annual Meeting of Stockholders
May 5, 2014
This proxy statement is being furnished to stockholders of Performant Financial Corporation in connection with the solicitation of proxies by our board of directors for use at our 2014 Annual Meeting of Stockholders, which is described below.
References to the “Company,” “we,” “us” or “our” throughout this proxy statement mean Performant Financial Corporation.
This proxy statement and accompanying form of proxy are being mailed to stockholders on or about March 31, 2014.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
When and where will the Annual Meeting be held?
The 2014 Annual Meeting of Stockholders will be held on Monday, May 5, 2014, at 3:00 p.m., P.D.T., at the Le Meridien Hotel located at 333 Battery Street, San Francisco, California 94111.
What items will be voted on at the Annual Meeting?
The purpose of the Annual Meeting is to:

•	Elect two Class II directors to serve until the 2017Annual Meeting of Stockholders or until their successors are elected and qualified; and

•	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2014.
We will also transact any other business that may properly come before the Annual Meeting or at any adjournments or postponements of the Annual Meeting.
How does the board of directors recommend that I vote?
Our board of directors unanimously recommends that you vote:

•	FOR each director nominee; and

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2014.
Who is entitled to vote at the Annual Meeting?
Stockholders at the close of business on March 17, 2014, the record date for the Annual Meeting, may vote at the Annual Meeting. Each stockholder is entitled to one vote per share held as of the record date for as many separate nominees as there are directors to be elected and one vote per share held as of the record date on any other matter presented.
Who will engage in a solicitation of proxies? Who will bear the cost of that solicitation?
Certain of our directors, officers and employees may solicit proxies on our behalf by mail, phone, fax, e-mail, or in person. We will bear the cost of the solicitation of proxies. No additional compensation will be paid to our directors, officers or employees who may be involved in the solicitation of proxies. We have agreed to pay AST Phoenix Advisors $7,500 plus reasonable out-of-pocket expenses for proxy solicitation services.
Who will tabulate the votes and act as inspector of election?
American Stock Transfer & Trust Company, LLC will act as the inspector of election at the Annual Meeting.
How do I vote my shares?
You may vote your shares in one of several ways, depending upon how you own your shares.
Shares registered directly in your name with Performant Financial Corporation (through our transfer agent, American Stock Transfer & Trust Company, LLC):

•	Via Internet: Go to www.voteproxy.com and follow the instructions. You will need to follow the instructions provided with your proxy materials and on your proxy card.

•	By Telephone: Call toll-free 1-800-PROXIES (1-800-776-9437) and follow the instructions. You will need to follow the instructions provided with your proxy materials and on your proxy card.

•
In Writing: If you wish to vote by mail, complete, sign, date, and return the proxy card in the envelope that was provided to you, or provide it or a ballot distributed at the Annual Meeting directly to the inspector of election at the Annual Meeting when instructed.

Shares of common stock held in “street” or “nominee” name (through a bank, broker or other nominee):

•
You may receive a separate voting instruction form from your bank, broker or other nominee holding your shares. You should follow the voting instructions provided by your broker or nominee in order to instruct your broker or other nominee on how to vote your shares. The availability of telephone or internet voting will depend on the voting process of the broker or nominee. To vote in person at the Annual Meeting, you must obtain a proxy, executed in your favor, from the holder of record.

•
If you own shares in “street name” through a broker and do not instruct your broker how to vote, your broker may not vote your shares on proposals determined to be “non-routine.” Of the proposals included in this proxy statement, the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014 is considered to be “routine.” The election of directors is considered to be a “non-routine” matter. Therefore, if you do not provide your bank, broker or other nominee holding your shares in “street name” with voting instructions, those shares will count for quorum purposes, but will not be voted on the election of directors. Therefore, it is important that you provide voting instructions to your bank, broker or other nominee.

Regardless of how you own your shares, if you are a stockholder of record, you may vote by attending the Annual Meeting on Monday, May 5, 2014, at 3:00 p.m., P.D.T., at the Le Meridien Hotel located at 333 Battery Street, San Francisco, California 94111. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or vote by telephone or the internet so that your vote will be counted if you later decide not to attend the Annual Meeting.
If you vote via the internet, by telephone or return a proxy card by mail, but do not select a voting preference, the persons who are authorized on the proxy card and through the internet and telephone voting facilities to vote your shares will vote:

•	FOR each director nominee; and

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2014.
How do I change or revoke my proxy?
If you are a stockholder of record, you may revoke your proxy at any time before the Annual Meeting by giving our Secretary written notice of your revocation or by submitting a later-dated proxy, and you may revoke your proxy at the Annual Meeting by voting by ballot. Attendance at the Annual Meeting, by itself, will not revoke a proxy. You may revoke your proxy by telephone by calling 1-800-PROXIES (1-800-776-9437) and following the instructions or via the internet by going to www.voteproxy.com and following the instructions.
If you are a stockholder in “street” or “nominee” name, you may revoke your voting instructions by informing the bank, broker or other nominee in accordance with that entity’s procedures for revoking your voting instructions.
What constitutes a quorum for purposes of the Annual Meeting?
On March 17, 2014, the record date, we had 48,451,967 shares of Common Stock outstanding. Voting can only take place at the Annual Meeting if the holders of a majority of the total number of shares of the Common Stock issued and outstanding and entitled to vote on the record date are present either in person or by proxy. Both abstentions and broker non-votes will be treated as present for purposes of determining the existence of a quorum.
How many votes are required to approve each item?
Our Bylaws provide that a plurality of the votes cast at the meeting is required to elect directors. This means that the two nominees for director receiving the highest number of votes cast will be elected. An abstention or a broker non-vote will not have any effect on the election of directors.
The affirmative vote of a majority of the voting power of the Common Stock present in person or by proxy and entitled to vote at the Annual Meeting and entitled to vote is required to ratify the appointment of KPMG LLP as our independent registered public accounting firm. Abstentions will have the same effect as negative votes. Broker non-votes will not be counted in determining the number of shares entitled to vote.

The inspector of election will tabulate affirmative and negative votes, abstentions and broker non-votes.
Can I attend the Annual Meeting in person?
We cordially invite and encourage all of our stockholders to attend the Annual Meeting. Persons who are not stockholders may attend only if invited by us. Stockholders of record must bring a copy of the proxy card in order to be admitted to the Annual Meeting. You should also be prepared to present photo identification for admittance.
Will any other matters be presented at the Annual Meeting?
We do not expect any matters, other than those included in this proxy statement, to be presented at the 2014 Annual Meeting because the deadline set forth in our bylaws for stockholder proposals and nominations has already passed. Nonetheless, if other matters are presented, the individuals named as proxies will have discretionary authority to vote your shares on those other matters.

PROPOSAL 1 — ELECTION OF DIRECTORS
Our board of directors is divided into three classes serving staggered three-year terms. Each of the nominees listed below has been nominated by our board of directors at the recommendation of the nominating and governance committee in accordance with its charter and our Amended and Restated Bylaws and Corporate Governance Guidelines. Each nominee is now a member of the board of directors. If either nominee becomes unable to serve as a director before the meeting (or decides not to serve), the individuals named as proxies may vote for a substitute nominee proposed by the board of directors or we may reduce the number of members of the board of directors. We recommend a vote FOR each nominee listed below.
Nominees for Election at This Meeting for a Term Expiring in 2017
William D. Hansen has served as a member of our board of directors since December 2011. Since July 2013, Mr. Hansen has served as chief executive officer and president of USA Funds. From July 2011 through July 2013, Mr. Hansen served as the chief executive officer of Madison Education Group, LLC, an education-related consulting firm. From July 2009 to December 2010, he served as the president of Scantron Corporation, a provider of assessment and survey solutions. Mr. Hansen also served as the chairman of Scantron Corporation from September 2010 to July 2011. Prior to that, Mr. Hansen held various leadership positions at Chartwell Education Group, LLC, an education-related consulting firm, from July 2005 to July 2009, including chief executive officer and senior managing director. Mr. Hansen served as the Deputy Secretary at the United States Department of Education from May 2001 to July 2003. Mr. Hansen also serves on the board of directors of First Marblehead Corporation, a student loan company. Mr. Hansen received a Bachelor’s degree in Economics from George Mason University. Mr. Hansen’s extensive experience in the student loan market provides valuable insight for the members of our board of directors.
Dr. Jon D. Shaver has been Chairman of our board of directors and a director since June 2007. Since 2004, he has served in various board and executive roles in Performant and its subsidiaries. From 2000 to 2004, he was chief operating officer of our predecessor before the acquisition by Parthenon Capital Partners. He was senior executive vice president of Great Lakes Higher Education Corporation from 1999 to 2000, was chief executive officer of EdFund from 1997 to 1999 while also serving as executive director of the California Student Aid Commission from 1995 through 1998. Dr. Shaver received an Associate’s degree from Monroe Community College, Bachelor’s and Master’s degrees from the State University of New York at Brockport, a Doctor of Education degree from the University of California, Los Angeles, and a Master’s degree in Business Administration from Pepperdine University. Dr. Shaver’s role as our Chairman benefits from his extensive expertise in educational finance, public policy development in education finance, tax policy, healthcare payment integrity, and federal and state government relations. He is a board leadership fellow of the National Association of Corporate Directors.
Our Bylaws provide that a plurality of the votes cast at the meeting is required to elect directors. This means that the two nominees for director receiving the highest number of votes cast will be elected. An abstention or a broker non-vote on Proposal 1 will not have any effect on the election of directors.
Unless authority is withheld, the persons named as proxies in the accompanying proxy will vote for the election of the nominees named above. We have no reason to believe that any of these nominees will be unable to serve as a director. If any of the nominees becomes unavailable to serve, however, the persons named as proxies will have discretionary authority to vote for a substitute nominee.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH NAMED NOMINEE.

DIRECTORS AND EXECUTIVE OFFICERS
Our executive officers and directors, and their ages and positions as of March 28, 2014, are as set forth below:

Name	Age	Position
Lisa C. Im	49	Chief Executive Officer and Director
Dr. Jon D. Shaver	63	Chairman of the Board of Directors
Harold T. Leach, Jr.	55	Chief Operating Officer
Hakan L. Orvell	56	Chief Financial Officer
John Y. Paik	45	Chief Marketing Officer
Bruce L. Calvin	64	Senior Vice President of Corporate Services
Todd R. Ford(1)(2)(3)	47	Director
Brian P. Golson	43	Director
Bruce E. Hansen(1)(3)	54	Director
William D. Hansen(1)(2)	54	Director
Bradley M. Fluegel(2)(3)	52	Director

(1)	Member of the audit committee

(2)	Member of the compensation committee

(3)	Member of the nominating and governance committee
Board of Directors
Below is additional biographical information about our directors, other than directors nominated for re-election at the Annual Meeting:
Directors Continuing in Office until 2015 (Class III)
Bruce E. Hansen has served as a member of our board of directors since April 2013. In March 2002, he co-founded ID Analytics and led the company as its Chairman and Chief Executive Officer until its sale to LifeLock in March 2012. Prior to founding ID Analytics, he was President at HNC Software Inc. (NASDAQ: HNCS), a provider of analytic software solutions for financial services, telecommunications and healthcare firms. Mr. Hansen has served as a director of Mitek Systems, Inc. (NASDAQ: MITK) since October 2012. Recognized throughout the industry for his leadership, Mr. Hansen was named Ernst &Young’s 2007 Entrepreneur of the Year for San Diego in the Emerging Growth category. That same year, he was also selected as one of four national finalists for the E&Y U.S. Entrepreneur of the Year. He has served as Chairman of the Board of Directors for the San Diego Software Industry Council for many years and is also a past member of the San Diego American Electronics Association (AeA) Technology CEO Board. Mr. Hansen holds a BA in Economics from Harvard University and an MBA in Finance from the University of Chicago. Mr. Hansen’s extensive experience in leading companies in the financial services, big data, and analytics markets provides valuable insight for the members of our board of directors.

Bradley M. Fluegel has served as a member of our board of directors since February 2014. Since October 2012, Mr. Fluegel has served as the senior vice president and chief strategy officer for Walgreen Co. From April 2011 to September 2012, Mr. Fluegel served as executive in residence at Health Evolution Partners, a healthcare private equity firm. Prior to joining Health Evolution Partners, Mr. Fluegel served as executive vice president and chief strategy and external affairs officer of WellPoint, Inc. from September 2007 to December 2010. Prior to that, Mr. Fluegel served as senior vice president of national accounts and vice president, enterprise strategy at Aetna.  Mr. Fluegel received a master’s degree in public policy from Harvard University’s Kennedy School of Government and a bachelor of arts in business administration from the University of Washington. He also serves as a lecturer at the University of Pennsylvania’s Wharton School of Business.  Mr. Fluegel’s extensive experience with leading companies in the healthcare market provides valuable insight for the members of our board of directors.
Lisa C. Im has served as our Chief Executive Officer since April 2004 and as a member of our board of directors since January 2004. From 2002 to 2004, she was Managing Director and Chief Financial Officer of our predecessor before the acquisition by Parthenon Capital Partners. Prior to that, Ms. Im was at Bestfoods Corporation, a food products manufacturer, from 1996 to 2002 with a body of experience including general management as well as executive financial positions for various regions of Bestfoods Corporation. Ms. Im received a Bachelor of Business Administration in Marketing from Loma Linda University, and a Masters in Business Administration, Finance from California State University, East Bay. Ms. Im’s experiences and perspectives as our Chief Executive Officer led to the conclusion that she should serve as a member of our board of directors.

Directors Continuing in Office until 2016 (Class I)
Todd R. Ford has served as a member of our board of directors since October 2011. Since December 2013, Mr. Ford has served as the chief financial officer of MobileIron Inc., a privately held technology company. Mr. Ford also serves as the managing director of Broken Arrow Capital, a venture capital firm that he founded in July 2007. From June 2012 to July 2013, Mr. Ford served as the co-chief executive officer and chief operating officer of IntelliBatt, Inc. From December 2002 to May 2007, Mr. Ford held various leadership positions at Rackable Systems, Inc., a manufacturer of server and storage products for large-scale data center deployments that subsequently changed its name to Silicon Graphics International Corp., including president and chief financial officer. Mr. Ford received a Bachelor’s degree in Accounting from Santa Clara University. Mr. Ford’s executive experience with public companies, as well as his expertise in growing technology companies, provides valuable insight for the members of our board of directors.
Brian P. Golson has served as a member of our board of directors since January 2008.  Mr. Golson is the managing partner of Parthenon Capital Partners and has been with Parthenon since 2002. Prior to Parthenon, Mr. Golson held leadership positions with Everdream and GE Capital.  Mr. Golson received a Bachelor’s degree in Economics from the University of North Carolina, Chapel Hill and an M.B.A. from Harvard University. Mr. Golson’s strategic, financial and mergers and acquisition experience provides valuable insight for the members of our board of directors.
Director Compensation
Our non-employee, independent directors receive an annual retainer of $30,000, prorated for partial service in any year and paid in cash. The non-employee, independent members of our audit committee, compensation committee and nominating and governance committee, other than the chairpersons of those committees, receive an additional annual retainer of $10,000, $6,000 and $5,000, respectively. The chairpersons of our audit committee, compensation committee and nominating and governance committee each receive an additional annual retainer of $20,000, $12,000 and $10,000, respectively. Our non-employee, independent directors also receive an annual grant of restricted stock units valued at $75,000, vesting ratably over four years or upon a change of control and new directors are granted restricted stock units valued at $100,000 upon election to the board, vesting ratably over four years or upon a change of control. Our directors do not receive additional fees for attendance at a meeting of our board of directors or a committee of the board.
The table below summarizes the compensation paid by the Company to our non-employee independent directors for the fiscal year ended December 31, 2013. Mr. Golson and our former directors, William Kessinger and Jeff Stein, did not receive compensation paid by the Company for service as a director in the fiscal year ended December 31, 2013.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Total
Bruce E. Hansen	$32,737	$ 55,735(1)	$ 313,000(2)	$401,472
William D. Hansen	$51,000	—	—	$51,000
Todd R. Ford	$58,500	—	—	$58,500

(1)
The value of this stock award is based on the fair value of the award as of the grant date calculated in accordance with Accounting Standards Codification 718, Stock Compensation (ASC 718). Mr. Hansen was granted an aggregate of 5,263 restricted stock units on November 11, 2013, subject to vesting over a four year period.

(2)
The value of this option award is based on the fair value of the award as of the grant date calculated in accordance with Accounting Standards Codification 718, Stock Compensation (ASC 718). Mr. Hansen was awarded an option to purchase 50,000 shares of our common stock on April 11, 2013, subject to vesting over a four year period.

Executive Officers
Below is additional biographical information about our executive officers, other than those executive officers that serve as directors:
Harold T. Leach, Jr. has served as Chief Operating Officer of the Company and our predecessor since May 1982. In this role, Mr. Leach was a key participant in the development of our recovery processes. He also serves as a director of each of our subsidiary corporations. Mr. Leach is responsible for operational strategy, production, and technology across all of our businesses. During his tenure, Mr. Leach led the development of our proprietary technology platform and has served as subject matter expert on key Congressional initiatives related to improving the efficacy of government debt management. Mr. Leach also led the development and implementation of our audit and recovery technology operations.
Hakan L. Orvell has served as our Chief Financial Officer since November 2006. He is responsible for the Company’s corporate finance, accounting, financial planning and analysis. Mr. Orvell has over 20 years of experience from various industries and his previous experience includes service as chief financial officer of Neopost, Inc., a manufacturer of office equipment. He has also held various financial leadership positions with Corporate Express (currently known as Staples), a large business-to-business distributor of office and computer products, including vice president and controller in both a division and regional capacity. He received his Certified Public Accountant accreditation in Illinois and received an MBA from the University of Stockholm.
John Y. Paik has served as our Chief Marketing Officer since October 2013, prior serving as Senior Vice President of Sales and Marketing beginning in November 2011. From November 2007 to November 2011, Mr. Paik held various leadership positions at Pfizer Inc., including Vice President, Customer Strategy and Innovation across all global business units for account management and sales. Prior to that, Mr. Paik served in various capacities at Aetna, Inc., including vice president, head of strategic marketing and planning for national businesses and vice president, head of strategic marketing, national accounts from April 2004 to October 2007. Mr. Paik received his Bachelor’s degree in Biology from the University of Pennsylvania.
Bruce L. Calvin has served as our Senior Vice President of Corporate Services since August 2007 and also serves as our Compliance Officer. From April 2007 to August 2007, Mr. Calvin served as our Vice President of Human Resources. Mr. Calvin joined Performant after extensive executive roles with ESS Technology Inc. and NEC Electronics. He has over 30 years of administration and global business management experience. He holds a Bachelor’s degree in Business Administration from Troy University and a J.D. from John F. Kennedy University School of Law.
Corporate Governance Guidelines; Code of Business Conduct and Ethics
We have established a corporate governance program to help guide our Company and our employees, officers and directors in carrying out their responsibilities and duties, as well as to set standards for their professional conduct. Our board of directors has adopted Corporate Governance Guidelines, or Governance Guidelines, which provide standards and practices of corporate governance that we have designed to help contribute to our success and to assure public confidence in our Company. In addition, all standing committees of our board of directors operate under charters that describe the responsibilities and practices of each committee, which are available on our website.
We have adopted a Conflict of Interest and Ethics Policy, or Ethics Policy, which provides ethical standards and corporate policies that apply to all of our officers and employees. Our Ethics Policy requires, among other things, that our officers and employees act with integrity and the highest ethical standards, comply with laws and other legal requirements, avoid conflicts of interest, and otherwise act in our best interests. We have also adopted a Code of Ethics for Senior Financial Officers and Directors that applies to senior management and directors and provides for accurate, full, fair and timely financial reporting and the reporting of information related to significant deficiencies in internal controls, fraud and legal compliance.
Composition of the Board of Directors
Our third amended and restated certificate of incorporation provides that our board shall consist of not fewer than five and not more than fifteen directors as the board of directors may from time to time determine. Our board of directors currently consists of seven directors. The authorized number of directors may be changed by resolution of our board of directors. Vacancies on our board of directors can only be filled by resolution of our board of directors. Our board of directors is currently divided into three classes, each serving staggered, three-year terms:

•	Our Class II directors are Jon D. Shaver and William D. Hansen and their terms will expire at this annual meeting of stockholders;

•	Our Class III directors are Lisa C. Im, Bradley M. Fluegel and Bruce E. Hansen and their terms will expire at our annual meeting of stockholders in 2015; and

•	Our Class I directors are Todd R. Ford and Brian P. Golson and their terms will expire at the annual meeting of stockholders in 2016.
As a result, only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective terms.
Our board of directors has determined that Messrs. Ford, W. Hansen, B. Hansen and Fluegel are “independent directors” as defined under the rules of NASDAQ.
In July 2012, we entered into a Director Nomination Agreement with an affiliate of Parthenon Capital Partners, which we refer to as Parthenon Capital Partners, that provides Parthenon Capital Partners the right to designate nominees for election to our board of directors for so long as Parthenon Capital Partners owns 10% or more of the total number of shares of common stock outstanding. The number of nominees that Parthenon Capital Partners is entitled to designate under this agreement shall bear the same proportion to the total number of members of our board of directors as the number of shares of common stock beneficially owned by Parthenon Capital Partners bears to the total number of shares of common stock outstanding, rounded up to the nearest whole number. In addition, Parthenon Capital Partners shall be entitled to designate the replacement for any of its board designees whose board service terminates prior to the end of the director’s term regardless of Parthenon Capital Partners’ beneficial ownership at such time. Parthenon Capital Partners shall also have the right to have its designees participate on committees of our board of directors proportionate to its stock ownership, subject to compliance with applicable law and stock exchange rules. This agreement will terminate at such time as Parthenon Capital Partners owns less than 10% of our outstanding common stock.
Our board of directors met a total of four times in 2013. During 2013, all of our directors attended at least 75% of the meetings of our board of directors held during their tenure and 75% of the meetings, if any, of the committees of the board of directors upon which they served and held during their tenure. Our board of directors does not have a policy requiring director attendance at annual meetings of our stockholders. One director attended our 2013 annual meeting.
Leadership Structure of the Board of Directors
Our board of directors selects the Chairman of the board of directors in the manner and upon the criteria that it deems best for the Company at the time of selection. The board of directors does not have a prescribed policy on whether the roles of the Chairman and Chief Executive Officer should be separate or combined, but recognizes the value to the Company of the separation of these positions. The board of directors will continue to evaluate whether this leadership structure is in the best interests of the stockholders on a regular basis.
Our Chairman, Dr. Shaver, presides over each meeting of the board of directors. The Chairman approves meeting agendas and schedules and notifies other members of the board of directors regarding any significant concerns of stockholders or interested parties of which he becomes aware. The Chairman presides at stockholders’ meetings and provides advice and counsel to the Chief Executive Officer.
In February 2014, our board appointed W. Hansen as the board's lead independent director with the responsibility to preside at executive sessions of our independent directors and to consult with the Chairman regarding meeting agendas and serve as a liaison between the Chief Executive Officer and the Chairman and the independent members of the board.
Committees of the Board of Directors
Audit committee. Our audit committee consists of Messrs. W. Hansen, B. Hansen and Ford. Mr. Ford serves as the chairperson of this committee. Our board of directors has determined that Mr. Ford is an audit committee financial expert, as defined by the rules promulgated by the Securities and Exchange Commission, or the SEC. Our audit committee is composed entirely of independent directors.
Our audit committee provides assistance to the board of directors in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by our independent registered public accounting firm and reviewing their reports regarding our accounting practices and systems of internal accounting controls. The audit committee also oversees the audit efforts of our independent registered public accounting firm and takes those actions as it deems necessary to satisfy itself that the independent registered public accounting firm is independent of management.
Compensation committee. Our compensation committee consists of Messrs. Ford, W. Hansen and Fluegel. Mr. W. Hansen serves as chairperson of this committee. Our compensation committee reviews and makes recommendations for approval by our board of directors regarding our general compensation policies and the compensation provided to our directors and officers. The compensation committee also reviews and makes recommendations for approval by our board of directors regarding bonuses for our officers and other employees. In addition, the compensation committee reviews and makes recommendations for approval by our board of directors regarding equity-based compensation for our directors, officers, employees and consultants and administers our stock option plans and employee stock purchase plan. Our compensation committee is composed entirely of independent directors.
Nominating and governance committee. Our nominating and governance committee consists of Messrs. Ford, Fluegel and B. Hansen. Mr. B. Hansen serves as chairperson of this committee. The nominating and governance committee is responsible for making recommendations to the board of directors regarding candidates for directorships and the size and composition of the board. In addition, the nominating and governance committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to the board of directors concerning corporate governance matters. Our nominating and governance committee is composed entirely of independent directors.
Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our board of directors or compensation committee and the board of directors or compensation committee of any other entity, nor has any interlocking relationship existed in the past.
Role of Our Board of Directors in Risk Oversight
One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure, and our audit committee has the responsibility to consider and discuss with management our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The audit committee also has the responsibility to oversee management’s assessment of major legal and regulatory risk exposures and management’s implementation of policies and procedures to address these risks. Our nominating and governance committee is responsible for periodically evaluating the Company’s risk management process and system in light of the material risks that the Company faces and the adequacy of the Company’s policies and procedures designed to address risk. Our compensation committee assesses and monitors whether any of our compensation policies and programs are reasonably likely to have a material adverse effect on the Company.
Director Nomination Policy
Our nominating and governance committee is responsible for identifying, evaluating, recruiting and recommending qualified candidates to our board of directors for nomination or election. Our board of directors nominates directors for election at each annual meeting of stockholders, and elects new directors to fill vacancies if they occur.
Our board of directors strives to find directors who are experienced and dedicated individuals with diverse backgrounds, perspectives and skills. Our governance guidelines contain membership criteria that call for candidates to be selected for their character, judgment, diversity of experience, business acumen and ability to act on behalf of all stockholders. In addition, we expect each director to be committed to enhancing stockholder value and to have sufficient time to effectively carry out his or her duties as a director.
Prior to our annual meeting of stockholders, our nominating and governance committee identifies director nominees first by evaluating the current directors whose terms will expire at the annual meeting and who are willing to continue in service. Subject to the Director Nomination Agreement described below, these candidates are evaluated based on the criteria described above, the candidate’s prior service as a director, and the needs of the board of directors for any particular talents and experience. If a director no longer wishes to continue in service, if the nominating and governance committee decides not to re-nominate a director, or if a vacancy is created on the board of directors because of a resignation or an increase in the size of the board of directors or other event, then the committee considers whether to nominate a new director or to decrease the size of the board of directors. If the decision is to nominate a new director, then the nominating and governance committee considers various candidates for membership on the board of directors, including those suggested by committee members, by other members of the board of directors, a director search firm engaged by the committee, or our stockholders. Prospective nominees are evaluated by the nominating and governance committee based on the membership criteria described above and set forth in our Governance Guidelines.
In addition, we entered into a Director Nomination Agreement with Parthenon Capital Partners that provides Parthenon Capital Partners the right to designate nominees for election to our board of directors for so long as Parthenon Capital Partners owns 10% or more of the total number of shares of common stock outstanding. The number of nominees that Parthenon Capital Partners is entitled to designate under this agreement shall bear the same proportion to the total number of members of our board of directors as the number of shares of common stock beneficially owned by Parthenon Capital Partners bears to the total number of shares of common stock outstanding, rounded up to the nearest whole number. In addition, Parthenon Capital Partners shall be entitled to designate the replacement for any of its board designees whose board service terminates prior to the end of the director’s term regardless of Parthenon Capital Partners’ beneficial ownership at such time. Parthenon Capital Partners shall also have the right to have its designees participate on committees of our board of directors proportionate to its stock ownership, subject to compliance with applicable law and stock exchange rules. This agreement will terminate at such time as Parthenon Capital Partners owns less than 10% of our outstanding common stock.
A stockholder who wishes to recommend a prospective nominee to the board of directors for consideration by the nominating and governance committee should notify our Secretary in writing at our principal office. Such notice must be delivered to our offices by the deadline relating to stockholder proposals to be considered for inclusion in our proxy materials, as described under “General Information — Stockholder Proposals for the 2015 Annual Meeting” in this proxy statement.
Each notice delivered by a stockholder who wishes to recommend a nominee to the board of directors for consideration by the nominating and governance committee generally must include the following information about the proposed nominee:

•	the name, age, business address and residence address of the proposed nominee;

•	the principal occupation of the proposed nominee;

•	the number of shares of our capital stock beneficially owned by the proposed nominee;

•	a description of all compensation and other relationships during the past three years between the stockholder and the proposed nominee;

•	any other information relating to the proposed nominee required to be disclosed pursuant to Section 14 of the Exchange Act; and

•	the proposed nominee’s written consent to serve as a director if elected.
The nominating and governance committee may require any proposed nominee recommended by a stockholder to furnish such other information as the nominating and governance committee may reasonably require, including, among other things, information to determine the eligibility of such person to serve as an independent director or that could be material to a stockholder’s understanding of the independence, or lack thereof, of such person.
In addition, a stockholder may nominate an individual for election at an annual meeting, without the approval of our nominating and governance committee, by following the procedures set forth in Article 3 of our amended and restated bylaws.
Communications with Directors
Stockholders and interested parties may contact our directors to provide comments, to report concerns, or to ask a question, by mail at the following address:
Chairman of the Board
Performant Financial Corporation
333 North Canyons Parkway
Livermore, California 94551

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Party Transaction Policy
We adopted a formal written policy, effective upon the closing of our initial public offering in August 2012, that our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a related party transaction with us without the prior consent of our audit committee, or other independent members of our board of directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is required to conduct a review of all relevant facts reasonably available to our audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. All of the transactions described below were entered into prior to the adoption of such policy.
Arrangements with Our Investors
On January 8, 2004, in connection with the consummation of our acquisition by investment funds controlled by Parthenon Capital Partners and certain other stockholders, or the Acquisition, we entered into an investment agreement, a stockholders agreement, an advisory services agreement and a registration agreement. The investment agreement, stockholders agreement and advisory services agreement were terminated upon the closing of our initial public offering in August 2012.
Registration Agreement
In connection with the Acquisition, we entered into a registration agreement with Parthenon Capital Partners and certain other stockholders. This agreement was amended, effective upon the closing of our initial public offering in August 2012. The registration agreement, as amended, provides the stockholders party thereto with certain demand registration rights in respect of the shares of our common stock held by them. In addition, following the closing of our initial public offering in August 2012, if we register additional shares of common stock for sale to the public, we are required to give notice of such registration to the stockholders who are party to the registration agreement of our intention to effect such a registration, and, subject to certain limitations, such holders will have piggyback registration rights providing them with the right to require us to include shares of common stock held by them in such registration. We will be required to bear the registration expenses, other than underwriting discounts and commissions and transfer taxes, associated with any registration of shares by the stockholders described above. The registration rights agreement includes lock up obligations that restrict the sale of securities during the initial 180 day period, or in certain circumstances 90 day period, following the effective date of any demand registration or piggyback registration effected pursuant to the terms of the registration agreement. We are also restricted from engaging in any public sale of equity securities during the initial 180 day period, or in certain circumstances 90 day period, following the effective date of any demand registration or piggyback registration effected pursuant to the terms of the registration agreement. The registration agreement includes customary indemnification provisions in favor of the stockholders who are parties and any person who is or might be deemed a controlling person of the stockholders within the meaning of the Securities Act and related parties against liabilities under the Securities Act incurred in connection with the registration of any of our securities. These provisions provide indemnification against certain liabilities arising under the Securities Act and certain liabilities resulting from violations of other applicable laws in connection with any filing or other disclosure made by us under the securities laws relating to any such registrations. We have agreed to reimburse such persons for any legal or other expenses incurred in connection with investigating or defending any such liability, action or proceeding, except that we will not be required to indemnify any such person or reimburse related legal or other expenses if such loss or expense arises out of or is based on any untrue statement or omission made in reliance upon and in conformity with written information provided by such person.
Expense Reimbursement and Indemnification Agreement
In connection with the termination of the advisory services agreement with Parthenon Capital Partners entered into on April 13, 2012, we also entered into an expense reimbursement and indemnification letter agreement with an affiliate of Parthenon Capital Partners under which we agreed to reimburse Parthenon Capital Partners for (i) reasonable out-of-pocket expenses incurred in connection with the provision of any services Parthenon Capital Partners provides to us, notwithstanding the termination of the advisory services agreement, (ii) any legal, accounting or consulting fees incurred by Parthenon Capital Partners in the continuing provision of any services to us and (iii) any out-of-pocket expenses incurred by Parthenon Capital Partners in connection with any acquisitions or financings completed by us or our affiliates. Further, we agreed to indemnify Parthenon Capital Partners and its affiliates against liabilities and expenses arising out of, or in connection with, Parthenon

Capital Partners’ former engagement under the advisory services agreement and the termination thereof or any continuing services provided by Parthenon Capital Partners to us.
Nomination of our Directors
In July 2012, we entered into a Director Nomination Agreement with Parthenon Capital Partners that provides Parthenon Capital Partners the right to designate nominees for election to our board of directors for so long as Parthenon Capital Partners owns 10% or more of the total number of shares of common stock outstanding. The number of nominees that Parthenon Capital Partners is entitled to designate under this agreement shall bear the same proportion to the total number of members of our board of directors as the number of shares of common stock beneficially owned by Parthenon Capital Partners bears to the total number of shares of common stock outstanding, rounded up to the nearest whole number. In addition, Parthenon Capital Partners shall be entitled to designate the replacement for any of its board designees whose board service terminates prior to the end of the director’s term regardless of Parthenon Capital Partners’ beneficial ownership at such time. Parthenon Capital Partners shall also have the right to have its designees participate on committees of our board of directors proportionate to its stock ownership, subject to compliance with applicable law and stock exchange rules. This agreement will terminate at such time as Parthenon Capital Partners owns less than 10% of our outstanding common stock.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our amended and restated bylaws require us to indemnify these individuals to the fullest extent permitted by Delaware law, subject to certain exceptions.

EXECUTIVE COMPENSATION
Executive Compensation
Compensation Philosophy and Objectives
Our compensation philosophy is to align executive compensation with the interests of our stockholders and therefore to financial objectives that our board of directors believes are primary determinants of long-term stockholder value. The primary goal of our executive compensation program is to ensure that we hire and retain talented and experienced executives who are motivated to achieve or exceed our short-term and long-term corporate goals. Our executive compensation programs are designed to reinforce a strong pay-for-performance orientation and to serve the following purposes:

•	to reward our named executive officers for sustained financial and operating performance and leadership excellence;

•	to align their interests with those of our stockholders; and

•	to encourage our named executive officers to remain with us for the long-term.
Elements of Compensation
Base Salary
We pay our named executive officers a base salary based on the experience, skills, knowledge and responsibilities required of each officer. We believe base salaries are an important element in our overall compensation program because base salaries provide a fixed element of compensation that reflects job responsibilities and value to us.
Annual Incentive Plan
To date, our board of directors has not adopted a formal plan or set of formal guidelines with respect to annual incentive or bonus payments, and has rather relied on an annual assessment of the performance of our executives during the preceding year to make annual incentive and bonus determinations. In connection with our efforts to formalize our compensation practices, our board of directors intends to adopt an annual incentive plan to which our named executive officers will be eligible to participate. Our board of directors may retain the discretion to pay any amounts due under such incentive plan in cash or equity or a combination of both.
Long-Term Equity Compensation
Prior to our initial public offering in August 2012, we provided our named executive officers with long-term equity compensation through our 2004 Equity Incentive Plan, 2004 Stock Option Plan and 2007 Stock Option Plan. In July 2012, we adopted a new equity incentive plan, our 2012 Stock Incentive Plan, under which all current equity compensation to our named executive officers is awarded. We believe that providing our named executive officers with an equity interest brings their interests in line with those of our stockholders and that including a vesting component to those equity interests encourages named executive officers to remain with us for the long-term.
Other Supplemental Benefits
Our named executive officers are eligible for the following benefits on a similar basis as other eligible employees:

•	health, dental and vision insurance;

•	vacation, personal holidays and sick days;

•	life insurance and supplemental life insurance;

•	short-term and long-term disability; and

•	401(k) plan.
Summary Compensation Table
The following table presents information concerning the total compensation of our named executive officers for services rendered to us in all capacities for the fiscal years ended December 31, 2013 and December 31, 2012:

Name and Principal Position	Year	Salary	Bonus		Option Awards(2)	All other Compensation		Total
Lisa C. Im	2013	$403,082	$451,855		—	$21,173	(3)	$876,110
Chief Executive Officer	2012	$401,543	$444,222	(1)(2)	$4,189,410	$1,197,337	(4)	$6,232,734
Dr. Jon D. Shaver	2013	$325,014	$249,286		—	$26,189	(5)	$600,490
Chairman of the Board of Directors	2012	$336,745	$65,000		$1,396,472	$615,092	(6)	$2,348,309
Harold T. Leach, Jr.	2013	$352,694	$270,516		—	$21,961	(7)	$645,171
Chief Operating Officer	2012	$352,694	$222,222	(1)(2)	$1,396,472	$24,024	(8)	$1,995,412

(1)	Ms. Im and Mr. Leach received options to purchase 60,000 and 30,000 shares, respectively, of our common stock in lieu of a cash bonus for services rendered in 2012.

(2)
The value of the equity awards is based on the fair value of the award as of the grant date calculated in accordance with Accounting Standards Codification 718, Stock Compensation (ASC 718), excluding any estimate of future forfeitures. Regardless of the value on the grant date, the actual value that may be recognized by the executive officers will depend on the market value of our common stock on a date in the future when a stock award vests or a stock option is exercised.

(3)	Includes payments for vehicle allowance ($16,500) and life insurance benefits ($4,673).

(4)
Includes payments for vehicle allowance ($18,000), life insurance benefits ($5,096) and an amount paid pursuant to a deferred compensation agreement entered into in connection with the acquisition of the Company by an affiliate of Parthenon Capital Partners ($1,174,241).

(5)	Includes payments for vehicle allowance ($18,700) and life insurance benefits ($7,489).

(6)
Includes payments for vehicle allowance ($20,400), life insurance benefits ($7,571) and an amount paid pursuant to a deferred compensation agreement entered into in connection with the acquisition of the Company by an affiliate of Parthenon Capital Partners ($587,121).

(7)	Includes payments for vehicle allowance ($18,700) and life insurance benefits ($3,261).

(8)	Includes payments for vehicle allowance ($20,400) and life insurance benefits ($3,624).

Outstanding equity awards at fiscal year-end
The following table presents certain plan information of equity awards held by our Named Executive Officers as of December 31, 2013:

Name	Number of Securities Underlying Unexercised Options – Exercisable		Number of Securities Underlying Unexercised Options – Unexercisable	Exercise Price of Options ($/share)	Expiration Date of Options
Lisa C. Im	131,250		—	$0.50	1/24/2018
	71,000		—	0.50	1/26/2018
	169,987	(1)	30,013	1.175	9/15/2019
	219,917	(1)	604,770	10.60	8/10/2022
	—	(1)	60,000	13.55	3/7/2023
Dr. Jon D. Shaver	521,669		—	0.50	10/18/2017
	73,307	(1)	201,589	10.60	8/10/2022
Harold T. Leach, Jr.	161,527		—	0.50	10/18/2017
	169,987	(1)	30,013	1.175	9/15/2019
	73,307	(1)	201,589	10.60	8/10/2022
	—	(1)	30,000	13.55	3/7/2023

(1)
The option award vests as to 1/5th of the total number of shares subject to the option 12 months after the vesting commencement date, and the remaining shares vest at a rate of 1/60th of the total number of shares subject to the option each month thereafter.

Employment Agreements
The section below describes the employment agreements that we have entered into with our Chief Executive Officer and the Chairman of our board of directors, as well as the form of employment agreement that each of our other executive officers entered into.
Lisa C. Im
We entered into an employment agreement with Lisa C. Im, our Chief Executive Officer, on April 2, 2002, and this agreement has been subsequently amended. As amended, the agreement grants Ms. Im a salary of $33,333 per month, as well as employee benefits including a life insurance plan. This agreement also contains confidential information and invention assignment provisions.
Dr. Jon D. Shaver
We entered into an employment agreement with Dr. Jon D. Shaver, the Chairman of our board of directors, on March 31, 2003 and this agreement has subsequently been amended. As amended, this agreement grants Dr. Shaver a salary of $18,750 per month and additional salary payments of $25,000 per quarter, as well as employee benefits including a life insurance plan. This agreement also contains confidential information and invention assignment provisions and also provides Dr. Shaver a severance payment of $100,000 if he is terminated without cause.
Employment Agreements
Each of our named executive officers, other than our Chief Executive Officer and our Chairman of the board of directors, has entered into our standard employment agreement. Our standard employment agreement provides for the named executive officer’s initial salary at the time of the agreement and grants the named executive officer the right to participate in our standard benefit plans. This agreement also contains confidential information and invention assignment provisions and does not provide for severance.
Potential Payments Upon Change of Control
We have also entered into change of control agreements with Ms. Im and Dr. Shaver. These agreements, as amended, provide that upon a triggering termination which follows a change of control by no more than two years, each executive is entitled to receive a payment equal to his or her highest annual salary in effect during any period of 12 consecutive months within the 60 months immediately preceding the date of the triggering termination. As of December 31, 2013, this amount would be equal to $403,082 and $336,745 for Ms. Im and Dr. Shaver, respectively.
For purposes of these agreements:

•
A Change of control occurs (i) if any person or group becomes the beneficial owner of 50% of the Company’s voting securities, (ii) if certain changes of the individuals who constitute the board of directors occur during any period of two consecutive years, or (iii) upon consummation of a reorganization, merger or consolidation unless certain conditions are met.

•
Triggering termination is defined as the executive’s termination for any reason other than (i) the executive’s death, (ii) the executive’s disability that entitles the executive to receive long-term disability benefits from the Company, (iii) the retirement of the executive after the age of 65, (iv) the executive’s termination for cause, or (v) the executive terminates his or her employment for good reason.

•
Cause is defined as (i) the criminal conviction for embezzlement from the Company, (ii) the violation of a felony committed in connection with employment, (iii) the willful refusal to perform the reasonable duties of his or her position with the Company, (iv) the willful violation of the policies of the Company which is determined in good faith by the board of directors to be materially injurious to the employees, directors, property, or financial condition of the Company, or (v) the willful violation of the provisions of a confidentiality or non-competition agreement with the Company.

•
Good reason is defined as (i) a reduction in the executive’s salary that was in effect immediately prior to a change of control, (ii) the relocation of the Company’s office that would add 15 miles or more to the executive’s commute, or (iii) if the Company reduces certain benefits or vacation days that the executive received prior to the change of control.

Retirement Plans
Except as described below, we currently have no plans that provide for the payment of retirement benefits, or benefits that will be paid primarily following retirement, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans, tax-qualified defined contribution plans and nonqualified defined contribution plans.
We do maintain a 401(k) plan that is tax-qualified for our employees, including its executive officers. We do not offer employer matching or other employer contributions to the 401(k) plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of March 19, 2014 about the number of shares of Common Stock beneficially owned by:

•	each person or group of persons known to us to be the beneficial owner of more than 5% of our Common Stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our directors and executive officers as a group.
Unless otherwise noted below, the address of each beneficial owner listed in the table is: c/o Performant Financial Corporation, 333 North Canyons Parkway, Livermore, California 94551.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.
Applicable percentage beneficial ownership data is based on 48,451,967 shares of our Common Stock outstanding as of March 19, 2014.
In computing the number of shares of capital stock beneficially owned by a person and the percentage beneficial ownership of that person, we deemed outstanding shares subject to options, restricted stock units and warrants held by that person that are currently exercisable or exercisable within 60 days of March 19, 2014.

Name of Beneficial Owner	Shares Beneficially Owned
	Number(1)	Percentage
5% Stockholders:
Parthenon DCS Holdings, LLC(2)	15,709,902	32.4%
RS Investment Management Co. LLC(3)	5,113,184	10.6%
Wellington Management Company, LLP(4)	3,764,167	7.8%
FMR LLC(5)	3,720,330	7.7%
Executive Officers and Directors:
Lisa C. Im(6)	2,097,178	4.3%
Dr. Jon D. Shaver(7)	934,873	1.9%
Harold T. Leach, Jr.(8)	451,396	*
Hakan L. Orvell(9)	186,306	*
John Y. Paik(10)	59,234	*
Bruce Calvin(11)	92,430	*
Todd R. Ford(12)	41,260	*
Brian P. Golson(2)	15,709,902	32.4%
William D. Hansen(13)	29,176	*
Bruce E. Hansen(14)	13,546	*
Bradley M. Fluegel	*	*
All Executive Officers and Directors as a group (13 persons)(15)		43.0%

(1)
Unless otherwise indicated, includes shares owned by a spouse, minor children and relatives sharing the same home, as well as entities owned or controlled by the named person. Unless otherwise noted, shares are owned of record and beneficially by the named person.

(2)
The reported shares are owned of record by Parthenon DCS Holdings, LLC (“DCS Holdings”). Parthenon Investors II, L.P., as the manager of DCS Holdings; PCAP Partners II, LLC, as the general partner of Parthenon Investors II, L.P.; PCAP II, LLC, as the managing member of PCAP Partners II, LLC; PCP Managers, LLC, as the managing member of PCAP II, LLC; and Mr. Golson, William Kessinger and David Ament, as managing members of PCP Managers, LLC, may be deemed to beneficially own the securities owned of record by DCS Holdings. Mr. Golson is a Managing Director of Parthenon Capital Partners, an affiliate of PCAP Partners II, LLC. Each of the foregoing persons disclaims beneficial ownership of the reported securities except to the extent of their pecuniary interest therein. The address for the foregoing persons is c/o Parthenon Capital Partners, Four Embarcadero Center, Suite 3610, San Francisco, California 94111.

(3)
Based on a Schedule 13G/A filed with the SEC on March 6, 2014 by RS Investment Management Co. LLC (“RS”), an investment adviser which is deemed to be the beneficial owner of 5,113,184 shares. RS has sole voting power as to 5,064,693 shares and sole dispositive power as to all 5,113,184 shares. The principal business address of RS is One Bush Street, Suite 900, San Francisco, CA 94014.

(4)
Based on a Schedule 13G/A filed with the SEC on February 14, 2014 by Wellington Management Company, LLP (“WM”), an investment adviser which is deemed to be the beneficial owner of 3,764,167 shares. WM has sole voting power as to 3,402,977 shares and sole dispositive power as to all 3,764,167 shares. The principal business address of WM is 280 Congress Street, Boston, MA 02210.

(5)
Based on a Schedule 13G filed with the SEC on February 14, 2014 by FMR LLC ("FMR"), a parent holding company which is deemed to be the beneficial owner of 3,720,330 shares. FMR has sole voting power as to 3,323,530 shares and sole dispositive power as to all 3,720,330 shares. The principal business address of FMR is 245 Summer Street, Boston, MA 02210.

(6)	Includes 691,544 shares subject to options exercisable within 60 days of March 19, 2014.

(7)	Includes 595,886 shares subject to options exercisable within 60 days of March 19, 2014.

(8)	Includes 451,396 shares subject to options exercisable within 60 days of March 19, 2014.

(9)	Includes 186,306 shares subject to options exercisable within 60 days of March 19, 2014.

(10)	Includes 59,234 shares subject to options exercisable within 60 days of March 19, 2014.

(11)	Includes 92,430 shares subject to options exercisable within 60 days of March 19, 2014.

(12)	Includes 31,260 shares subject to options exercisable within 60 days of March 19, 2014.

(13)	Includes 29,176 shares subject to options exercisable within 60 days of March 19, 2014.

(14)	Includes 13,546 shares subject to options exercisable within 60 days of March 19, 2014.

(15)	Includes 2,150,778 shares subject to options exercisable within 60 days of March 19, 2014. Also includes 15,709,902 shares held by DCS Holdings.

AUDIT COMMITTEE REPORT
As part of fulfilling its responsibilities, the audit committee reviewed and discussed the Company’s audited financial statements for the fiscal year 2013 with management and KPMG LLP, or KPMG, and discussed with KPMG those matters required by Auditing Standard No. 16, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board. The audit committee received the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the audit committee concerning independence, and has discussed with KPMG its independence.
Based on these reviews and discussions with management and KPMG, the audit committee recommended to the board of directors that the Company’s audited financial statements for the fiscal year ended December 31, 2013 be included in its Annual Report on Form 10-K filed with the SEC.

The Audit Committee Members

Todd R. Ford (Chairman) William D. Hansen Bruce E. Hansen
Fees Paid to Independent Registered Public Accounting Firm
The audit committee’s policy is to evaluate and determine that the services provided by KPMG in each year are compatible with the auditor’s independence. The following table shows fees billed for each of 2013 and 2012 for professional services rendered by KPMG for the audit of our financial statements and other services.

Year	Audit Fees(1)	Audit- Related Fees	Tax Fees	All Other Fees
2013	$604,250	$—	$—	$—
2012	$1,241,454	$—	$—	$—

(1)
Audit fees are fees for the audit of the Company’s annual financial statements. Audit fees also include fees for the review of financial statements included in the Company’s quarterly reports on Form 10-Q, for services that are normally provided in connection with statutory and regulatory filings or engagements, and in connection with public equity offerings.

Audit Committee Pre-Approval Procedures
With respect to independent auditor services and fees, it is our practice to provide pre-approval of audit, audit-related, tax and other specified services on an annual basis. Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, we seek specific pre-approval by the audit committee. Other specified services are generally reapproved only when the amount of such services is expected to be different than the prior year or normal fees. Proposed services anticipated to exceed pre-approved cost levels are discussed with the audit committee. It is our practice that the audit committee Chairman has pre-approval authority with respect to permitted services. The Chairman of the audit committee reports any pre-approval decisions to our audit committee at its next scheduled meeting.

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014
Based upon its review of KPMG LLP’s (“KPMG”) qualifications, independence and performance, the audit committee of our board of directors has appointed KPMG to serve as our independent registered public accounting firm for 2014.
The appointment of our independent registered public accounting firm is not required to be submitted for ratification by the stockholders. However, as a matter of good corporate governance, the audit committee is submitting its appointment of KPMG as the Company’s independent registered public accounting firm for 2014 for ratification by our stockholders.
If our stockholders fail to ratify the appointment of KPMG, the audit committee may reconsider whether to retain KPMG, and may continue to retain that firm or appoint another firm without resubmitting the matter to our stockholders. Even if our stockholders ratify the appointment of KPMG, the audit committee may, in its discretion, appoint a different independent registered public accounting firm for us if it determines that such a change would be in the best interests of the Company and our stockholders.
The affirmative vote of a majority of the voting power of the common stock present in person or by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of KPMG as our independent registered public accounting firm for 2014.
Representatives of KPMG are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014.

GENERAL INFORMATION
Stockholder Proposals for the 2015 Annual Meeting
Stockholder proposals for inclusion in the proxy materials for the 2015 annual meeting must be received at our principal executive offices not more than 120 days, or January 5, 2015, nor less than 90 days, or February 4, 2015, prior to the first anniversary date of the preceding year’s annual meeting of stockholders.
In addition, our bylaws provide stockholders who wish to present proposals for action, or to nominate directors, at our next annual meeting of stockholders (that is, the next annual meeting following the annual meeting to which this proxy statement relates) must give written notice thereof to our Secretary at the address set forth on the cover page of this proxy statement in accordance with the provisions of our bylaws, which require that such notice be given not more than 120 days nor less than 90 days prior to the first anniversary of the date of the preceding annual meeting of stockholders. In the event the date of the 2015 annual meeting is more than 30 days before or 60 days after the anniversary date of the 2014 Annual Meeting, in order for a notice to be timely, it must be delivered not later than the close of business on the later of the 90th day prior to the 2015 annual meeting or the close of business on the 10th day following the day on which we first publicly announce the date of the 2015 annual meeting.
Annual Report and Financial Statements
A copy of our 2013 Annual Report to Stockholders, which includes our financial statements for the year ended December 31, 2013, is enclosed with this proxy statement and other voting materials.
Section 16(a) Beneficial Ownership Reporting Compliance
Under U.S. securities laws, directors, certain executive officers and any person holding more than 10% of our common stock must report their initial ownership of the common stock and any changes in that ownership to the SEC. The SEC has designated specific due dates for these reports and we must identify in this proxy statement those persons who did not file these reports when due. Based solely on our review of copies of the reports filed with the SEC and written representations of our directors and executive officers, we believe all persons subject to reporting filed the required reports on time in 2013.
Stockholders Sharing the Same Last Name and Address
To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding our stock but who share the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name will receive only one copy of our proxy materials until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our annual report or proxy statement mailed to you, please submit a request to our Secretary or call (925) 960-4800, and we will promptly send you what you have requested. You can also contact our Secretary at the phone number above if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.
Copies of Corporate Governance Materials Available
Our board of directors has adopted various corporate governance guidelines setting forth our governance principals and governance practices. These documents are available for downloading or printing on our web site at www.performantcorp.com, by selecting “Investors” and then “Corporate Governance.”

•	Audit Committee Charter

•	Compensation Committee Charter

•	Nominating and Governance Committee Charter

•	Conflict of Interest and Ethics Policy

•	Code of Ethics for Senior Financial Officers and Directors

ANNUAL MEETING OF STOCKHOLDERS OF
PERFORMANT FINANCIAL CORPORATION
May 5, 2014

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.	COMPANY NUMBER
IN PERSON - You may vote your shares in person by attending the Annual Meeting.	ACCOUNT NUMBER
GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at investors.performantcorp.com
i  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  i

¢	20230000000000000000 0	53013

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Elect two Class II directors to serve until the 2017 Annual Meeting of Stockholders or until their successors are elected and qualified; and					FOR	AGAINST	ABSTAIN
			2.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2014.	☐	☐	☐
☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES	NOMINEES: ¡ Jon D. Shaver ¡ William D. Hansen
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
¢
    ¢
PERFORMANT FINANCIAL CORPORATION
Proxy for Annual Meeting of Stockholders on May 5, 2014
Solicited on Behalf of the Board of Directors
The undersigned hereby appoints Lisa C. Im and Hakan L. Orvell, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Performant Financial Corporation, to be held May 5, 2014 at 333 Battery Street, San Francisco, California 94111, and at any adjournments or postponements thereof, as follows:
(Continued and to be signed on the reverse side.)

¢	14,475